Exhibit (a)(1)(H)

Screen Shots of election confirmation statement

Confirmation to Amend

Exhibit (a)(1)(H)

Screen Shots of election confirmation statement

Confirmation to Amend

Print Confirmation

You have elected to amend all of your Eligible Options as follows:

Grant Date Option Number Current Exercise Price Per Share Amended Exercise Price Per Share (if offer is accepted) Total Number of Unexercised Shares Subject to Eligible Options

Dec 10, 2003 4 $3.4500 $4.1000 1,050

Dec 10, 2004 5 $3.4500 $4.1000 550

Dec 10, 2005 6 $3.4500 $4.1000 50

If we accept your election, the cash amount payable to you in January 2008 is estimated to be $XXX, less applicable tax withholding, and we will pay you interest on the estimated cash amount at a rate of 5.25% per year accruing from the expiration of the tender offer until, but excluding, the January 2008 payment date, less applicable tax withholding.

PRINT THIS PAGE by clicking the “Print a Confirmation” button below. This will serve as the Election Confirmation Statement in the event our system does not register your election or e-mail you with an “Election Confirmation Statement” within two business days after your submission. If you do not receive a confirmation e-mail within two business days after your submission, please contact HRdirect at 1-800-561-0861. Press “1” and then “7” to speak to a representative. All inquiries will be responded to by the end of the following business day.

UnitedHealth Group Election Confirmation Statement

Date 06/07/2007 04:15:37 PM PST

Dear REGULAR USER

You have elected to amend all of your Eligible Options as follows:

Grant Date Option Number Current Exercise Price Per Share Amended Exercise Price Per Share (if offer is accepted) Total Number of Unexercised Shares Subject to Eligible Options

Dec 10, 2003 4 3.4500 4.1000 1,050

Dec 10, 2004 5 3.4500 4.1000 550

Dec 10, 2005 6 3.4500 4.1000 50

If we accept your election, the cash amount payable to you in January 2008 is estimated to be $XXX, less applicable tax withholding, and we will pay you interest on the estimated cash amount at a rate of 5.25% per year accruing from the expiration of the tender offer until, but excluding, the January 2008 payment date, less applicable tax withholding.

If you have submitted your election electronically, we strongly encourage you to print this page and keep it for your records.

Confirmation Not to Amend

Confirmation Not to Amend

Election Amendment Review

You have elected NOT to amend your Eligible Options.

Grant Date Option Number Current Exercise Price Per Share Total Number of Unexercised Shares Subject to Eligible Options

Dec 10, 2003 4 $3.4500 1,050

Dec 10, 2004 5 $3.4500 550

Dec 10, 2005 6 $3.4500 50

Is this information correct? If yes, click “Proceed To Confirmation” to continue. If no, click “Return To Previous Screen”. Please note that if you fail to amend your Eligible Options, it is likely that you will be responsible for a 20% Federal surtax under Section 409A of the Internal Revenue Code and we will not reimburse you.

Print Confirmation

You have elected NOT to amend your Eligible Options.

Grant Date Option Number Current Exercise Price Per Share Total Number of Unexercised Shares Subject to Eligible Options

Dec 10, 2003 4 $3.4500 1,050

Dec 10, 2004 5 $3.4500 550

Dec 10, 2005 6 $3.4500 50

Please note that if you fail to amend your Eligible Options, it is likely that you will be responsible for a 20% Federal surtax under Section 409A of the Internal Revenue Code and we will not reimburse you.

PRINT THIS PAGE by clicking the “Print a Confirmation” button below. This will serve as the Election Confirmation Statement in the event our system does not register your election or e-mail you with an “Election Confirmation Statement” within two business days after your submission. If you do not receive a confirmation e-mail within two business days after your submission, please contact HRdirect at 1-800-561-0861. Press “1” and then “7” to speak to a representative. All inquiries will be responded to by the end of the following business day.